Exhibit 5.5

[Letterhead of Morgan, Lewis & Bockius LLP]

June     , 2011

Roadway Next Day Corporation

c/o YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Re:	Registration Statement on Form S-1 (File No. 333-174277)

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to Roadway Next Day Corporation, a Pennsylvania corporation, USF Glen Moore Inc. and New Penn Motor Express, Inc. (collectively, the “Pennsylvania Guarantors”), in connection with the preparation of the Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) (Registration No. 333-174277) originally filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2011, under the Securities Act of 1933, as amended (the “Securities Act”), by YRC Worldwide Inc. (the “Company”), the Pennsylvania Guarantors and the other guarantors named therein (collectively, the “Guarantors”).

The Registration Statement relates to the registration of $140,000,000 in aggregate principal amount of the Company’s 10% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”) and $61,918,911 in aggregate principal amount of Series A Notes paid-in-kind in respect of interest on the Series A Notes (the “Additional Series A Notes”), $100,000,000 in aggregate principal amount of the Company’s 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes” and together with the Series A Notes, the “Initial Notes”) and $44,227,794 in aggregate principal amount of Series B Notes paid-in-kind in respect of interest or make whole premium on the Series B Notes (the “Additional Series B Notes” and together with the Additional Series A Notes, the “Additional Notes”, the Additional Notes together with the Initial Notes, the “Notes”), 4,999,999 shares of the Company’s Series B Convertible Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), 5,978,390,212 shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”) issuable in respect of the Series A Notes, the Additional Series A Notes, the Series B Notes, the Additional Series B Notes and the Series B Preferred Stock, and the guarantees of the Guarantors with respect to the Series A Notes, the Additional Series A Notes, the Series B Notes and the Additional Series B Notes (collectively, the “Guarantees” and together with the Series A Notes, the Additional Series A Notes, the Series B Notes, the Additional Series B Notes, the Series B Preferred Stock and the Common Shares, the “Securities”), as described in the Registration Statement.

Roadway Next Day Corporation

June     , 2011

The issuance of the Initial Notes, the Guarantees in respect of the Initial Notes (collectively, the “Initial Guarantees”) and the Series B Preferred Stock (collectively, the “Initial Securities”) is subject to certain conditions set forth under the caption “The Exchange Offer—Conditions to the Exchange Offer” (the “Closing Conditions”) in the prospectus forming a part of the Registration Statement (the “Prospectus”). In the event the Closing Conditions are satisfied or waived in accordance with the terms of the Prospectus, the Series A Notes and Guarantees in respect of the Series A Notes will be issued pursuant to an indenture (the “Series A Indenture”) dated as of the closing date of the exchange offer as described in the Prospectus (the “Closing Date”) by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), the Series B Notes and Guarantees in respect of the Series B Notes will be issued pursuant to an indenture dated as of the Closing Date by and among the Company, the Guarantors and the Trustee (the “Series B Indenture” and together with the Series A Indenture, the “Indentures”), and the Series B Preferred Stock will be issued pursuant to a certificate of designations (the “Certificate of Designations,” together with the Indentures, the “Transaction Documents”) filed with the Secretary of State of Delaware on or before the Closing Date.

In connection with the registration of the offering of the Securities by the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Pennsylvania Guarantors, (ii) minutes and records of the corporate proceedings of the Pennsylvania Guarantors, (iii) the Registration Statement and the exhibits thereto, (iv) the Transaction Documents, (v) the Initial Notes and the Initial Guarantees, and (vi) such other documents and records, and other instruments as we have deemed appropriate for purposes of the opinions set forth here.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Pennsylvania Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Pennsylvania Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied without investigation upon statements and representations of officers and other representatives of the Company, the Pennsylvania Guarantors and others.

We have also assumed that:

(i) the Registration Statement will be effective at the time the Securities are offered as contemplated by the Registration Statement;

Roadway Next Day Corporation

June     , 2011

(ii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby to the extent necessary;

(iii) all Securities will be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement; and

(v) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Securities to be offered and sold in the manner stated in the prospectus included in the Registration Statement or any applicable prospectus supplement.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations and qualifications set forth below, we are of the opinion that:

1.	Each Pennsylvania Guarantor is a corporation validly existing and presently subsisting under the laws of the Commonwealth of Pennsylvania.

2.

Each Pennsylvania Guarantor has duly authorized, executed and delivered the Indentures and the Guarantees and has the corporate power and authority to enter into and perform its obligations under the Indentures and the Guarantees, and the Guarantor’s performance of its obligations thereunder has been duly authorized by all necessary corporate action.

3.

No consent, waiver, approval, authorization or order of any governmental authority of the Commonwealth of Pennsylvania is required in connection with the execution and delivery by the Pennsylvania Guarantors of the Indentures and the Guarantees.

4.

The execution and delivery of the Indentures by each Pennsylvania Guarantor and the performance by each Pennsylvania Guarantor of its obligations thereunder (including with respect to the Guarantees) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the articles of incorporation or bylaws of such Pennsylvania Guarantor or (ii) any law of the Commonwealth of Pennsylvania or any rule or regulation thereunder.

Our opinions expressed above are subject to the following limitations, exceptions, assumptions and qualifications:

A.

We express no opinion as to the applicability of, compliance with, or effect of: (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; (iv) any laws except the laws of the Commonwealth of Pennsylvania and the Commonwealth of Pennsylvania case law

Roadway Next Day Corporation

June     , 2011

decided thereunder; and (v) the “Blue Sky” laws and regulations of the Commonwealth of Pennsylvania or any other state.

B.

For purposes of our opinion in paragraph 1 hereof as to the valid existence and subsistence of the Pennsylvania Guarantors, we have relied solely upon a subsistence certificate issued by the appropriate authorities in the Commonwealth of Pennsylvania.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be sold from time to time as contemplated by the Registration Statement, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation or responsibility to revise, update or supplement this opinion as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter should the present laws of the Commonwealth of Pennsylvania be changed by legislative action, judicial decision or otherwise or from the discovery, subsequent to the date hereof, of information not previously known to us pertaining to the events occurring prior to such date.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Kirkland & Ellis LLP may rely upon this opinion in connection with its opinion addressed to the Company, dated the date hereof and filed with the Registration Statement, to the same extent as if it were an addressee hereof.

Roadway Next Day Corporation

June     , 2011

We hereby consent to the filing of this opinion with the commission as Exhibit 5.5 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement with respect to the laws of the Commonwealth of Pennsylvania. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,